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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the three registration statements of El Paso Natural Gas Company (the "Company") on Form S-3 (333-14617, 33-55153, and 33-44327 and the four registration statements of the Company on Form S-8 (33-49956, 33-46519, 33-57553, and 33-51851) of our report dated February 28, 1997, on our audits of the consolidated financial statements and the financial statement schedule of the Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

El Paso, Texas
March 7, 1997